EXHIBIT 21

STATE OR JURISDICTION
OF INCORPORATION OR
SUBSIDIARIES	ORGANIZATION
Domestic Subsidiaries
Contract Transportation Systems Co.	Delaware
Life Shield Engineered Systems LLC	Nevada
Omega Specialty Products & Services LLC	Ohio
Sherwin-Williams Realty Holdings, Inc.	Illinois
SWIMC, Inc.	Delaware
The Sherwin-Williams Acceptance Corporation	Nevada

Foreign Subsidiaries
Becker Acroma ARTI GmbH	Germany
Becker Acroma A/S	Denmark
Becker Acroma AS	Norway
Becker Acroma Balkan S.R.L.	Romania
Becker Acroma Bel	Belarus
Becker Acroma Benelux NV	Belgium
Becker Acroma China Limited	Hong Kong
Becker Acroma (Ireland) Limited	Ireland
Becker Acroma Italia S.p.A.	Italy
Becker Acroma KB	Sweden
Becker Acroma Limited	UK
Becker Acroma Polska Sp. z o.o	Poland
Becker Acroma Qingdao Co. Ltd.	China
Becker Acroma Qingdao Trading Co. Ltd.	China
Becker Acroma SAS	France
Becker Acroma spol s.r.o	Czech
Becker Acroma (Thailand) Co., Ltd.	Thailand
Becker Acroma Vietnam Co. Ltd.	Vietnam
Colorman Coatings Pte. Ltd.	Singapore
Compania Sherwin-Williams, S.A. de C.V.	Mexico
Euronavy — Tintas Maritimas e Industriais S.A.	Portugal
Kuhn & Klemmer GmbH	Germany
OY Becker Acroma Ab	Finland
Pinturas Condor S.A.	Ecuador
Pinturas Industriales S.A.	Uruguay
Productos Quimicos y Pinturas, S.A. de C.V.	Mexico
Przedsiębiorstwo Altax Sp. z o.o.	Poland
Quetzal Pinturas, S.A. de C.V.	Mexico
Ronseal (Ireland) Limited	Ireland
Ronseal Limited	U.K.
Sayerlack S.r.l.	Italy
Sayerlack Color S.r.l.	Italy
Sayerlack Singapore Pte. Ltd.	Singapore
Sherwin-Williams Argentina I.y C.S.A.	Argentina
Sherwin-Williams Aruba VBA	Aruba
Sherwin-Williams Automotive Europe S.r.l.	Italy
Sherwin-Williams Automotive Mexico S.de R.L.de C.V.	Mexico
Sherwin-Williams (Belize) Limited	Belize

STATE OR JURISDICTION
OF INCORPORATION OR
SUBSIDIARIES	ORGANIZATION
Sherwin-Williams Canada Inc.	Canada
Sherwin-Williams (Caribbean) N.V.	Curacao
Sherwin-Williams Cayman Islands Limited	Grand Cayman
Sherwin-Williams Chile S.A.	Chile
Sherwin-Williams Coatings S.R.L.	Peru
Sherwin-Williams do Brasil Industria e Comercio Ltda.	Brazil
Sherwin-Williams France Coatings SAS	France
Sherwin-Williams Japan Co., Ltd.	Japan
Sherwin-Williams (Malaysia) Sdn. Bhd.	Malaysia
Sherwin-Williams Management (Shanghai) Co., Ltd.	China
Sherwin-Williams Paints (Dongguan) Co., Ltd.	China
Sherwin-Williams Paints India Private Limited	India
Sherwin-Williams Paints Limited Liability Company	Russia
Sherwin-Williams (Philippines), Inc.	Philippines
Sherwin-Williams Pinturas de Venezuela S.L.	Venezuela
Sherwin-Williams (S) Pte. Ltd.	Singapore
Sherwin-Williams (Shanghai) Limited	China
Sherwin-Williams Spain Coatings S.A.	Spain
Sherwin-Williams UK Automotive Limited	UK
Sherwin-Williams Uruguay S.A.	Uruguay
Sherwin-Williams (Vietnam) Limited	Vietnam
Sherwin-Williams (West Indies) Limited	Jamaica
The Sherwin-Williams Company Resources Limited	Jamaica
UAB Becker Acroma	Lithuania
ZAO Becker Acroma	Russia
Zhao Qing Sherwin Williams Coatings Co., Ltd.	China